UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 28, 2021

AMICUS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33497	71-0869350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3675 Market Street, Philadelphia, PA 19104

(Address of Principal Executive Offices, and Zip Code)

215-921-7600

Registrant’s telephone number, including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Par Value $0.01	FOLD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement

Business Combination Agreement

On September 29, 2021, Amicus Therapeutics, Inc., a Delaware corporation (the “Company”), ARYA Sciences Acquisition Corp IV, a Cayman Islands exempted company (“ARYA”), Amicus GT Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of Amicus (“Amicus GT”) and Caritas Therapeutics, LLC, a Delaware limited liability company and wholly-owned subsidiary of Amicus GT (“Caritas”) entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”).

The Business Combination Agreement and the transactions contemplated thereby were unanimously approved by the boards of directors of each of the Company and ARYA.

The Business Combination

The Business Combination Agreement provides for, among other things, the following transactions: (i) a pre-closing reorganization of the Company pursuant to which the entities and assets constituting the Company’s gene therapy business (such entities, the “Amicus GT Entities”) will be transferred to Caritas (the “Pre-Closing Reorganization”), (ii) ARYA will change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”) and, in connection with the Domestication, (A) ARYA’s name will be changed to “Caritas Therapeutics, Inc.” (“New Caritas”) (unless such name is not available in Delaware or ARYA is otherwise unable to change its name to “Caritas Therapeutics, Inc.,” in which case ARYA shall cause its name to change to such other name mutually agreed to by ARYA and the Company (such agreement not to be unreasonably withheld, conditioned or delayed by either ARYA or the Company), (B) each outstanding Class A ordinary share of ARYA and each outstanding Class B ordinary share of ARYA will become one share of Class A Common Stock of New Caritas (the “Caritas Common Stock”), and (C) ARYA will amend and restate its certificate of incorporation and bylaws in connection with the Domestication and (iii) (A) the Company will cause the existing limited liability company agreement of Caritas to be amended and restated, (B) the Company will cause all of the limited liability company interests of Caritas existing immediately prior to the Closing (as defined in the Business Combination Agreement) to be re-classified into a number of common units (“Units”) equal to the Transaction Equity Security Amount (as defined in the Business Combination Agreement) based on a pre-transaction equity value for Caritas of $175,000,000, (C) Amicus will make an additional cash contribution of $50 million (the “Amicus Contribution Amount”) in exchange for a number of Units equal to the Amicus Contribution Equity Amount (as defined in the Business Combination Agreement), (D) ARYA will contribute the Closing Date Contribution Amount (as defined in the Business Combination Agreement) to Caritas in exchange for a number of Units equal to the Net Outstanding ARYA Class A Shares (as defined in the Business Combination Agreement) and (E) New Caritas will issue to Amicus GT a number of Class B Shares, par value $0.0001 per share of New Caritas (the “Class B Shares”) (which will have no economic value but will entitle the holder thereof to one vote per share), equal to the number of Units held by Amicus GT.

The Pre-Closing Reorganization, the Domestication and the other transactions contemplated by the Business Combination Agreement are hereinafter referred to as the “Business Combination”.

Following the Business Combination, the combined company will be organized in an “Up-C” structure, in which substantially all of the assets and business of New Caritas will be held by Caritas and will operate through Caritas and the subsidiaries of Caritas, and New Caritas will be a publicly listed holding company that will hold equity interests in Caritas. At the Closing, Caritas and Amicus GT, its sole equity holder will amend and restate the limited liability company agreement of Caritas (the “Amended and Restated Limited Liability Company Agreement”) in its entirety to, among other things, provide Amicus GT the right to redeem its Units for cash or, at New Caritas’s option, Caritas Common Stock, in each case subject to certain restrictions set forth therein.

Concurrent with the closing of the transactions contemplated by the Business Combination Agreement, New Caritas will enter into the tax receivable agreement (the “Tax Receivable Agreement”) with Caritas, Amicus GT, New Caritas and the other persons from time to time that become a party thereto (such other persons and Amicus GT, collectively, the “TRA Participants”). Pursuant to the Tax Receivable Agreement, New Caritas will be required to pay the TRA Participants 85% of the amount of savings, if any, in U.S. federal, state and local income tax that New Caritas actually realizes (computed using certain simplifying assumptions) as a result of the increases in tax basis related to any exchanges of Units for Caritas Common Stock. All such payments to the TRA Participants will be New Caritas’s obligation, and not that of Caritas.

The Business Combination is expected to close in late 2021 or early 2022, following the receipt of the required approval by ARYA’s shareholders and the fulfillment of other customary closing conditions.

Representations and Warranties; Covenants

The Business Combination Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type, subject to a mutual indemnity for specified matters. The Company and ARYA have also agreed to take all action within their respective power as may be necessary or appropriate such that, immediately after the Closing, the New Caritas board of directors will consist of seven directors, which shall be divided into three classes and be comprised of seven individuals determined by the Company, ARYA Sciences Holdings IV (“ARYA Sponsor”) and ARYA prior to the effectiveness of the Registration Statement as follows: two directors that will be designated by the Company; one director that will be designated by ARYA Sponsor; and four directors that the Company and ARYA will mutually agree to designate.

Conditions to Each Party’s Obligations

The obligation of the Company, Amicus GT, Caritas and ARYA to consummate the Business Combination is subject to certain customary closing conditions, including, but not limited to, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any order, law or other legal restraint or prohibition issued by any court of competent jurisdiction or other governmental entity of competent jurisdiction prohibiting or preventing the consummation of the transactions contemplated by the Business Combination Agreement, (iii) the effectiveness of the Registration Statement on Form S-4 (the “Registration Statement”) in accordance with the provisions of the Securities Act registering the ARYA Class A Common Stock to be issued in the Business Combination, (iv) the required approvals of ARYA’s shareholders, (v) ARYA having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended) remaining after the closing of the Business Combination, (vi) the approval by Nasdaq of ARYA’s initial listing application in connection with the Business Combination and (vii) the aggregate cash proceeds from ARYA’s trust account, together with the proceeds from the Caritas PIPE Investment (as defined below) and the Amicus Contribution Amount, equaling no less than $300,000,000 (after deducting any amounts paid to ARYA shareholders that exercise their redemption rights in connection with the Business Combination).

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances prior to the closing of the Business Combination, including, but not limited to, (i) by mutual written consent of ARYA and the Company, (ii) by ARYA if the representations and warranties of the Amicus GT Entities are not true and correct or if the Company, Amicus GT or Caritas fails to perform any covenant or agreement set forth in the Business Combination Agreement, in each case such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iii) by the Company if the representations and warranties of ARYA are not true and correct or if ARYA fails to perform any covenant or agreement set forth in the Business Combination Agreement, in each case such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iv) subject to certain limited exceptions, by either ARYA or the Company if the Closing has not occurred by March 29, 2022, (v) by either ARYA or the Company if certain required approvals are not obtained from ARYA shareholders after the conclusion of a meeting of ARYA’s shareholders held for such purpose at which such shareholders voted on such approvals and (vi) by either ARYA or the Company, if any governmental entity of competent jurisdiction shall have issued an order permanently enjoining or prohibiting the transactions contemplated under the Business Combination Agreement and such order shall have become final and nonappealable.

If the Business Combination Agreement is validly terminated, none of the parties to the Business Combination Agreement will have any liability or any further obligation under the Business Combination Agreement, except in the case of a willful and material breach or Fraud (as defined in the Business Combination Agreement) and for customary obligations that survive the termination thereof (such as confidentiality obligations).

A copy of the Business Combination Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Business Combination Agreement is qualified in its entirety by reference thereto.

Sponsor Letter Agreement

Concurrently with the execution of the Business Combination Agreement, (i) ARYA, (ii) ARYA Sponsor, (iii) each other holder of Class B ordinary shares of ARYA (the “Other Class B Shareholders” and with ARYA Sponsor, the “Class B Shareholders”), (iv) each of Joseph Edelman, Adam Stone, Michael Altman and Konstantin Poukalov (with the Class B Shareholders, the “Insiders”) and (v) Amicus GT entered into the Sponsor Letter Agreement (the “Sponsor Letter Agreement”), pursuant to which, among other things, (i) each Class B Shareholder agreed to vote in favor of each of the transaction proposals to be voted upon at the meeting of ARYA shareholders, including approval of the Business Combination Agreement and the transactions contemplated thereby, (ii) each Class B Shareholder agreed to waive any adjustment to the conversion ratio set forth in the governing documents of ARYA or any other anti-dilution or similar protection with respect to the Class B ordinary shares (whether resulting from the transactions contemplated by the Subscription Agreements (as defined below) or otherwise), (iii) each of the Insiders and ARYA agreed to terminate certain existing agreements or arrangements and (iv) each Class B Shareholder agreed to be bound by certain transfer restrictions with respect to his, her or its shares in ARYA prior to the Closing, in each case, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement.

A copy of the Sponsor Letter Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the Sponsor Letter Agreement is qualified in its entirety by reference thereto.

Amicus PIPE Investment (Private Placement)

On September 29, 2021, the Company entered into a securities purchase agreement (the “Redmile Purchase Agreement”) with certain entities affiliated with Redmile Group LLC (the “Redmile Purchasers”), a securities purchase agreement (the “Perceptive Purchase Agreement”) with Perceptive Life Sciences Master Fund, Ltd. (the “Perceptive PIPE Investor”) and a securities purchase agreement (the “Third Party Purchase Agreement”, together with the Redmile Purchase Agreement and the Perceptive Purchase Agreement, the “Purchase Agreements”) with the purchasers set forth on Schedule A attached thereto (together with the Redmile Purchasers and the Perceptive PIPE Investor, the “Purchasers”) for the private placement (the “Amicus Private Placement”) of an aggregate of (a) 11,296,660 shares of the Company’s common stock, at a purchase price of $10.18 per share (the “Common Stock”) and (b) pre-funded warrants to purchase an aggregate of 8,349,705 shares of Common Stock (the “Pre-Funded Warrants”), at a purchase price of $10.17 per Pre-Funded Warrant. The Purchase Agreements are substantially similar, with the principal differences between the three Purchase Agreements being that the Redmile Purchase Agreement provides for the sale of Pre-Funded Warrants, and the Redmile Purchase Agreement and the Perceptive Purchase Agreement each provide for a lock-up period of nine (9) months while the Third Party Purchase Agreement provides for a lock-up period of 60 days.

Gross proceeds from the Amicus Private Placement are expected to be approximately $199,916,502.13.

Each Pre-Funded Warrant has an initial exercise price of $0.01 per share and is exercisable at any time after its original issuance at the option of each holder, in such holder’s discretion, by (i) payment in full in immediately available funds of the initial exercise price for the number of shares of Common Stock purchased upon such exercise or (ii) a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-Funded Warrant.

The Pre-Funded Warrants may not be exercised if, upon giving effect to such exercise, (i) the aggregate number of shares of Common Stock beneficially owned by the holder together with such holder’s affiliates, any person having beneficial ownership of shares of Common Stock owned by the holder as calculated in accordance with Section 13(d) of the Exchange Act, or any persons acting as a Section 13(d) group together with such holder or any of such holder’s affiliates (any such person other than holder, including any group of which Holder is a member, an “Additional Restricted Ownership Person”) would exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by the holder any Additional Restricted Ownership Person would exceed 9.99% of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage, but not in excess of 19.99%, upon at least 61 days’ prior notice from the holder to the Company.

In the event of certain fundamental transactions, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants.

The Purchase Agreements contain customary indemnification provisions, representations, warranties and covenants made by the Company. In addition, pursuant to the terms of the Purchase Agreements, each Purchaser has agreed to a “lock-up” period that generally prohibits, without the prior written consent of the Company, the sale, transfer, pledge or other disposition of securities of the Company through the period ending nine (9) months (in the case of the Redmile Purchase Agreement and the Perceptive Purchase Agreement) or sixty (60) days (in the case of the Third Party Purchase Agreement) from the date of the applicable Purchase Agreement.

In connection with the Amicus Private Placement, the Company has agreed to file a registration statement within 50 days after the closing (the “Initial Registration Statement”) for purposes of registering the shares of Common Stock and shares of Common Stock underlying the Pre-Funded Warrants.

The foregoing description of the Purchase Agreements and the Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by reference to the copies of the Securities Purchase Agreements, which are filed as Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5 to this Current Report on Form 8-K, and the copy of the form of Pre-Funded Warrant that was purchased by each Redmile Purchaser, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

The representations, warranties and covenants contained in the Purchase Agreements were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreements, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreements are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreements, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

New Caritas PIPE Investment (Private Placement)

Concurrently with the execution of the Business Combination Agreement, ARYA entered into subscription agreements (the “Subscription Agreements”) with certain investors, including, among others, the Perceptive PIPE Investor, a fund managed by Perceptive Advisors, an affiliate of ARYA Sponsor and certain additional third party investors. Pursuant to the Subscription Agreements, investors agreed to subscribe for and purchase, and ARYA agreed to issue and sell to such investors, on the Closing Date (as defined in the Business Combination Agreement) immediately prior to the Closing (as defined in the Business Combination Agreement), an aggregate of 20,150,000 shares of ARYA Common Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $201,500,000 (the “Caritas PIPE Investment”).

The closing of the Caritas PIPE Investment is contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The Subscription Agreements provide that ARYA will grant the investors in the Caritas PIPE Investment certain customary registration rights.

Investor Rights Agreement

Concurrently with the execution of the Business Combination Agreement, ARYA, Caritas, the Perceptive PIPE Investor, ARYA Sponsor, the Other Class B Shareholders and Amicus GT entered into an investor rights agreement (the “Investor Rights Agreement”) pursuant to which, among other things, the Perceptive PIPE Investor, ARYA Sponsor, the Company and the Other Class B Shareholders (i) each agreed not to effect any sale or distribution of any equity securities of New Caritas (and, in the case of the Amicus GT, the Units) held by any of them during the one-year lock-up period described therein and (ii) were granted certain registration rights with respect to their Registrable Securities (as defined in the Investor Rights Agreement), in each case, on the terms and subject to the conditions set forth therein.

A copy of the Investor Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 10.6 and is incorporated herein by reference, and the foregoing description of the Investor Rights Agreement is qualified in its entirety by reference thereto.

Director Nomination Agreement

Concurrently with the Closing, ARYA, ARYA Sponsor and the Company will enter into a director nomination agreement (the “Director Nomination Agreement”), pursuant to which, among other things, (i) the Company will be entitled to ongoing director designation rights with respect to the two director positions for which the Company initially designated directors in connection with the Closing, subject to customary fall-away thresholds based on the Company’s continued ownership of New Caritas and (ii) ARYA Sponsor will be entitled to ongoing director designation rights with respect to the one director position for which ARYA Sponsor initially designated a director in connection with the Closing, subject to customary fall-away thresholds based on ARYA Sponsor’s continued ownership of New Caritas.

Co-Development and Collaboration Agreement

Concurrently with the Closing, the Company and Caritas will enter into a co-development and commercialization agreement (the “Co-Development and Collaboration Agreement”) pursuant to which, among other things, (i) the Company and Caritas will collaborate in the research and development of gene therapy product candidates for the treatment of Fabry disease and Pompe diseases, (ii) Caritas will grant the Company an exclusive license under Caritas’ intellectual property to clinically develop and commercialize certain existing and future gene therapy candidates and (iii) Caritas will grant the Company a right of first negotiation for the Company to negotiate an exclusive license to develop and commercialize therapeutic products incorporating gene therapy technologies being developed by Caritas for certain muscular dystrophy indications, in each case, subject to the terms and conditions therein.

Transition Services Agreement

Concurrently with the Closing, the Company and Caritas will enter into a transition services agreement pursuant to which, among other things, (i) the Company and/or one or more of its affiliates will provide certain transitional services to to Caritas and/or one or more of its affiliates and (ii) Caritas and/or one or more its affiliates will provide certain transitional services to the Company and/or one or more of its affiliates, in each case, in order to facilitate the orderly transition of the Company’s gene therapy business to Caritas.

Amended Hayfin Loan Agreement

In connection with the execution of the Business Combination Agreement, Hayfin Capital Management (“Hayfin”) and the Company amended the existing loan agreement governing the Company’s $400 million Senior Secured Term Loan due 2026, dated as of July 17, 2020, by and among the Company, Hayfin and the other parties thereto, for the purpose of permitting the transactions contemplated by the Business Combination Agreement.

A copy of the Limited Consent and Amendment No. 1 to Loan Agreement is filed with this Current Report on Form 8-K as Exhibit 10.7 and is incorporated herein by reference, and the foregoing description of the Limited Consent and Amendment No. 1 to Loan Agreement is qualified in its entirety by reference thereto.

Item 3.02	Unregistered Sales of Equity Securities.

The issuance of the 11,296,660 shares of Common Stock and the Pre-Funded Warrants to purchase 8,349,705 shares of Common stock constituting the Amicus Private Offering was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, or Regulation D thereunder, as a transaction by an issuer not involving a public offering. Each Purchaser has represented that it is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Act.

Item 1.01 of this Current Report on Form 8-K contains a more detailed description of the issuance of shares of Common Stock and Pre-Funded Warrants to purchase shares of Common Stock and is incorporated into this Item 3.02 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John F. Crowley

In connection with the Business Combination, John F. Crowley, who has served as a Director, Chairman and Chief Executive Officer of the Company since February 2010 and Chief Executive Officer since January 2005 (except for a period from April 2011 through August 2011 during which time he served as Executive Chairman), will resign as Chief Executive Officer and Director of the Company and is expected to enter into an employment agreement with New Caritas pursuant to which he will become the Chief Executive Officer of New Caritas effective as of, and contingent upon, the Closing. Mr. Crowley is also expected to be nominated to serve as a director of New Caritas.

Bradley L. Campbell to become Company Chief Executive Officer

In connection with the Business Combination and the expected departure of John F. Crowley as the Chief Executive Officer of the Company, Bradley L. Campbell, who has served as a member of the Company’s board of directors since June 2018 and as President and Chief Operating Officer since January 2015, and Chief Operating Officer since December 2013, has agreed to enter into an employment agreement with the Company (the “CEO Employment Agreement”) at the Closing pursuant to which Mr. Campbell will become the Chief Executive Officer of the Company for a term that will commence at the Closing and continue until Mr. Campbell’s employment is terminated by either Mr. Campbell or the Company. Upon its execution in connection with the Closing, the CEO Employment Agreement will supersede Mr. Campbell’s prior employment agreement with the Company.

Under the terms of the CEO Employment Agreement, Mr. Campbell will be (i) entitled to an initial annual base salary of $625,000; (ii) eligible to receive an annual cash bonus with a target opportunity of 100% of base salary, with the actual amount determined by the compensation committee of the Company’s board of directors. Mr. Campbell will also receive a one-time promotion grant of Company equity valued at $2 million, comprised of 50% Company stock options and 50% restricted stock units, which will vest (subject to continued employment) in accordance with the terms and conditions of the applicable Company equity plans.

The CEO Employment Agreement provides that if Mr. Campbell’s employment is terminated for any reason, Mr. Campbell will be entitled to (1) all accrued but unpaid base salary, (2) unreimbursed expenses and (3) other accrued obligations under the Company’s employee plans ((1)-(3), collectively, “CEO Accrued Amounts”). If Mr. Campbell’s employment is terminated by the Company without Cause (as defined in the CEO Employment Agreement) and not within 12 months after a “Change in Control Event” (as defined in the CEO Employment Agreement), Mr. Campbell will be entitled to (1) the CEO Accrued Amounts, (2) payment of an amount equal to his then current base salary (generally payable over 18 months following termination), (3) payment of a bonus equal to 150% of the target bonus for the calendar year in which such termination occurs pro-rated for the number of days actually worked in the year of termination (generally payable within 75 days following termination), (4) the accelerated vesting of any Company stock options and restricted Company stock units held by Mr. Campbell that were scheduled to vest within 12 months following such termination and (5) the continuation of employee benefits plans for a period of 18 months after the date of termination ((2)-(5), collectively, the “CEO Severance Benefits”). Under the terms of the CEO Employment Agreement, if Mr. Campbell’s employment is terminated by the Company without Cause or by Mr. Campbell for Good Reason (as defined in the agreement) within 12 months of a Change in Control Event (as defined in the agreement), Mr. Campbell will be entitled to (1) the CEO Accrued Amounts and (2) payment of an amount equal to 2 times his then current base salary (generally payable over 24 months following termination), (3) a lump sum payment of an amount equal to 200% of the target bonus for the calendar year in which such termination occurs (generally payable within 75 days following termination), (4) the accelerated vesting of any Amicus stock options and restricted stock grants held by Mr. Campbell; and (5) the continuation of employee benefits plans for a period of 24 months after the date of termination ((2)-(5), collectively, the “CEO Change in Control Severance Benefits”). The payment of CEO Severance Benefits or CEO Change in Control Severance Benefits are contingent on Mr. Campbell signing and not revoking a release of claims in favor of the Company.

Strategic Advisor Agreement with John F. Crowley

The Company has also agreed to enter into a Strategic Advisor Agreement with John F. Crowley (the “Strategic Advisor Agreement”) in connection with the consummation of the Business Combination, pursuant to which, following the Closing, Mr. Crowley will provide services to the Company as Chairman Emeritus and Chief Strategic Advisor (or in such other position as may be mutually agreed upon by the parties) for an initial term of two years (which term may be extended for an additional year by mutual agreement). Upon its execution in connection with the Closing, the Strategic Advisor Agreement will supersede Mr. Crowley’s prior employment agreement with the Company. As consideration for the services to be provided under the Strategic Advisor Agreement, the Company will pay Mr. Crowley an annual base salary of $300,000 (subject to increase). Mr. Crowley will not be eligible to participate in the Company’s bonus program. Under the Strategic Advisor Agreement, Mr. Crowley will be eligible to receive a grant of restricted stock units with respect to Amicus common stock with a value of $1.4 million at grant, vesting as to 50% of the units on each of the first two anniversaries of the date of grant, generally subject to continued service with the Company.

The Strategic Advisor Agreement provides that in the event of a termination of Mr. Crowley’s employment by the Company during the term without “Cause” (as defined in the Strategic Advisor Agreement), Mr. Crowley will be entitled to accrued payments and benefits under the agreement as well as a severance payment equal to 1.5 times his then-current annual base salary, plus accelerated vesting of unvested equity compensation from the Company and certain continued medical benefits for thirty-six months following termination. If such termination (or a resignation for “Good Reason” (as defined in the Strategic Advisor Agreement)) occurs during the twelve month period following a Change in Control Event (as defined in the Strategic Advisor Agreement), then the severance payment will be 2 times his then current annual base salary.

The Strategic Advisor Agreement also provides that if the agreement is not extended for an additional year beyond the initial two year term, Mr. Crowley and his eligible dependents will remain eligible to continue their participation in any Company group health plan in which they are then participating for a period of twelve additional months, and that the Company will pay the full premiums otherwise payable for such coverage during such twelve month period. The Company will also allow Mr. Crowley and his dependents to continue to participate in those plans at his expense under COBRA for a period of twenty-nine months following the end of his employment or the twelve month period described above, as the case may be.

Samantha Prout

In connection with the Business Combination, Samantha Prout, who has served as Vice President and Global Controller since March of 2020, and Principal Accounting Officer of the Company since June of 2018, will resign as Vice President and Global Controller and has agreed to enter into an employment agreement with New Caritas at the Closing pursuant to which Ms. Prout will become the SVP Finance, Principal Accounting Officer & Principal Financial Officer of New Caritas effective as of, and contingent upon, the Closing. Effective September 29, 2021, Ms. Prout will no longer serve as Principal Accounting Officer of the Company as Daphne Quimi, Chief Financial Officer, will serve as both Principal Financial Officer and Principal Accounting Officer.

Hung Do Amendment

Effective September 28, 2021, Hung Do, who has served as Chief Science Officer of the Company since July 2015, entered into amendment (the “Do Amendment”) to his employment agreement, dated February 18, 2020. Under the terms of the Do Amendment, Dr. Do will no longer serve as the Company’s Chief Scientific Officer but will be named Chief Scientific Advisor (“CSA”). As CSA, Dr. Do will continue to support the Company as described in Exhibit C-1 to the Do Amendment and may pursue other opportunities, including with M6P Therapeutics, provided they do not constitute “Competitive Activities” as described in the Do Amendment. In light of these reduced duties and responsibilities as CSA and a part-time employee, as of the effective date Dr. Do will receive one-half of his current base salary, and, as an employee, continue to be eligible to participate in the Company’s benefit plans and remain eligible for equity grants under the Company’s Amended and Restated 2007 Equity Incentive Plan.

A copy of the Do Amendment is filed with this Current Report on Form 8-K as Exhibit 10.8 and is incorporated herein by reference, and the foregoing description of the Do Amendment is qualified in its entirety by reference thereto.

Item 7.01	Regulation FD Disclosure.

On September 29, 2021, ARYA and the Company issued a press release announcing their entry into the Business Combination Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Furnished as Exhibits 99.2 and 99.3 hereto and incorporated into this Item 7.01 by reference is the investor presentation that ARYA and the Company have prepared for use in connection with the announcement of the Business Combination and a transcript of the investor presentation.

The foregoing (including Exhibits 99.1, 99.2 and 99.3) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Forward Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the business combination, development of Caritas’ product candidates, preclinical and clinical development of our product candidates, the timing and reporting of results from preclinical studies and clinical trials, the prospects and timing of the potential regulatory approval of our product candidates, commercialization plans, manufacturing plans and financing plans. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans or Caritas’ plans will be achieved. Any or all of the forward-looking statements in this Form 8-K may turn out to be wrong and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. For example, with respect to statements regarding the goals, progress, timing, and outcomes of discussions with regulatory authorities, and in particular the potential goals, progress, timing, and results of preclinical studies and clinical trials, and revenue goals, including as they are impacted by COVID-19 related disruption, are based on current information. The potential impact on operations and/or revenue from the COVID-19 pandemic is inherently unknown and cannot be predicted with confidence and may cause actual results and performance to differ materially from the statements in this release, including without limitation, because of the impact on general political and economic conditions, including as a result of efforts by governmental authorities to mitigate COVID-19, such as travel bans, shelter in place orders and third-party business closures and resource allocations, manufacturing and supply chain disruptions and limitations on patient access to commercial or clinical product or to treatment sites. In addition to the impact of the COVID-19 pandemic, actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in our business, including, without limitation: the potential that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of our securities; the potential that the proposed transaction disrupts our current plans and operations and potential difficulties in our employee retention as a result of the transaction; the potential that results of clinical or preclinical studies indicate that the product candidates are unsafe or ineffective; the potential that it may be difficult to enroll patients in clinical trials; the potential that regulatory authorities, including the FDA, EMA, and PMDA, may not grant or may delay approval for our product candidates; the potential that Caritas may not be successful in maintaining or establishing collaborations, which could adversely affect its ability to develop products; substantial competition in the rapidly evolving field of gene therapy, which may result in others discovering, developing or commercializing products before or more successfully than Caritas; the potential that regulatory authorities approve biosimilar products with claims that compete with any of Caritas’ product candidates; the potential that preclinical and clinical studies could be delayed due to the identification of serious side effects or other safety issues; the potential that we or Caritas may not be able to manufacture or supply sufficient clinical or commercial products; the potential that Caritas may become involved in product liability lawsuits and in lawsuits to protect or enforce intellectual property rights, which could be expensive and time-consuming, and could result in substantial liabilities and the impairment of commercialization efforts of product candidates; and the potential that we or Caritas will need additional funding to complete all of our respective studies, commercialization and manufacturing. In addition, all forward-looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report 10-Q for the quarter ended June 30, 2021. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Participants in the Solicitation

The Company and its respective directors and executive officers under SEC rules, may be deemed to be participants in the solicitation of proxies of ARYA’s shareholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of ARYA’s directors and officers in ARYA’s filings with the SEC, including the Registration Statement to be filed with the SEC by ARYA, which will include the proxy statement of ARYA for the Business Combination, and such information and names of such directors and executive officers and their interests in the Business Combination.

Item 8.01	Other Events.

On September 29, 2021, the Company issued a press release announcing that the U.S. Food and Drug Administration (FDA) has accepted the Company’s Biologics License Application (BLA) for cipaglucosidase alfa and the New Drug Application (NDA) for miglustat for AT-GAA, the Company’s investigational two-component therapy for the treatment of Pompe disease. A copy of the press release is attached hereto as Exhibit 99.4 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant

10.1*	Business Combination Agreement, dated as of September 29, 2021, by and among ARYA Sciences Acquisition Corp IV, Amicus Therapeutics, Inc., Amicus GT Holdings, Inc. and Caritas Therapeutics, LLC

10.2	Sponsor Letter Agreement, dated as of September 29, 2021, by and among ARYA Sciences Acquisition Corp IV, ARYA Sciences Holdings IV, Amicus GT Holdings, Inc. and the other parties thereto

10.3	Securities Purchase Agreement, dated September 29, 2021, by and between Amicus Therapeutics, Inc. and Redmile Group LLC

10.4	Securities Purchase Agreement, dated September 29, 2021, by and between Amicus Therapeutics, Inc. and Perceptive Life Sciences Master Fund, Ltd.

10.5	Securities Purchase Agreement, dated September 29, 2021, by and among Amicus Therapeutics, Inc. and the Purchasers identified on the signature pages thereto

10.6	Investor Rights Agreement, dated September 29, 2021, by and among ARYA Sciences Acquisition Corp IV, Caritas Therapeutics, LLC, Perceptive Life Sciences Master Fund, Ltd., ARYA Sciences Holdings IV, Amicus GT Holdings, Inc. and the other parties thereto

10.7	Limited Consent and Amendment No. 1 to Loan Agreement

10.8	Amendment to Employment and Confidentiality Agreements, dated September 28, 2021, by and between Amicus Therapeutics, Inc. and Hung Do

99.1	Press Release of ARYA Sciences Acquisition Corp IV and Amicus Therapeutics, Inc. dated September 29, 2021

99.2	Investor Presentation of Caritas Therapeutics, Inc., dated September 29, 2021

99.3	Transcript of Conference Call, dated September 29, 2021

99.4	Press Release of Amicus Therapeutics, Inc. dated September 29, 2021

*	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2021	AMICUS THERAPEUTICS, INC.

By:	/s/ Ellen S. Rosenberg
Name:	Ellen S. Rosenberg
Title:	Chief Legal Officer and Corporate Secretary